UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2016

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On and effective as of March 28, 2016, the Board of Directors of Equinix, Inc. (“Equinix”) adopted Amended and Restated Bylaws which were amended to add a new section 2.11 to Article II thereof to allow certain stockholders to include their director nominees in Equinix’s annual meeting proxy materials (the “Proxy Access Bylaw”). Under the Proxy Access Bylaw, any eligible stockholder, or eligible group of up to 20 stockholders, owning 3% or more of Equinix’s outstanding common shares continuously for at least three years, may nominate and include in Equinix’s annual meeting proxy materials director nominees, up to a total number not to exceed 20% of the directors then serving on the Board of Directors, provided that the eligible stockholder or eligible group of stockholders and the director nominee(s) satisfy the requirements in the Proxy Access Bylaw. The Proxy Access Bylaw will be first available to stockholders for Equinix’s 2017 Annual Meeting of Stockholders.

The foregoing summary of the Proxy Access Bylaw does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws. The Amended and Restated Bylaws, marked to show the Proxy Access Bylaw amendments, is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

3.1	Amended and Restated Bylaws, marked to show amendments, effective March 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: March 29, 2016	By:	/s/ Keith Taylor
Keith Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws, marked to show amendments, effective March 28, 2016.